UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 13, 2025

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange
7.00% Tangible Equity Units	BKDT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 14, 2025, Brookdale Senior Living Inc. (the "Company") issued a press release announcing that, based on the Company’s preliminary results, its Adjusted EBITDA for the first quarter ended March 31, 2025 is expected to exceed both the Company’s and analyst consensus expectations, the Company expects to report positive Adjusted Free Cash Flow for the quarter, and RevPAR is expected to exceed the Company’s expectations. A copy of the press release is furnished herewith as Exhibit 99.1, which includes definitions of Adjusted EBITDA, Adjusted Free Cash Flow, and RevPAR.

The information furnished pursuant to this Item 2.02 (including the exhibit hereto) shall not be considered "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered "filed" or incorporated by reference therein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President, Chief Executive Officer and Board Member

On April 14, 2025, the Company announced that the board of directors of the Company (the “Board”) and Lucinda M. Baier, the Company’s President and Chief Executive Officer and member of the Board, mutually agreed that Ms. Baier’s role serving as the Company’s President and Chief Executive Officer and as a member of the Board would cease, effective as of April 13, 2025. Ms. Baier’s departure is not related to any disagreement between her and the Company or the Board. In connection with Ms. Baier’s departure, the Company and Ms. Baier entered into a Separation Agreement on April 13, 2025 (the “Separation Agreement”). Pursuant to the Separation Agreement, Ms. Baier will receive the severance payments and benefits, including certain equity award acceleration and continued vesting, that she is entitled to receive pursuant to her previously disclosed Amended and Restated Employment Agreement, dated November 3, 2021, and certain outplacement services, subject to the terms and conditions set forth in the Separation Agreement.

Appointment of Interim Chief Executive Officer

In connection with Ms. Baier’s departure, on April 13, 2025, the Board appointed Denise W. Warren, current Chairman of the Board, as Interim Chief Executive Officer, to serve until the appointment of a new Chief Executive Officer of the Company. The Board initiated a search for the Company’s next Chief Executive Officer. The search is being led by a committee made up of the Chairman of the Board and three independent directors of the Board with the support of a nationally recognized executive search firm.

Ms. Warren brings more than 30 years of operational, financial and healthcare experience. Most recently, she served as Executive Vice President and Chief Operating Officer of WakeMed Health & Hospitals from October 2015 through December 2020, where she was responsible for the strategic, financial, and operational performance of the organization’s network of facilities in the North Carolina Research Triangle area. Prior to that, from 2005 to September 2015, Ms. Warren served as Chief Financial Officer of Capella Healthcare, Inc., an owner and operator of general acute-care hospitals, as well as its Executive Vice President since January 2014, and as its Senior Vice President prior to that. Before joining Capella, she served as Senior Vice President and Chief Financial Officer of Gaylord Entertainment Company from 2000 to 2001, as Senior Equity Analyst and Research Director for Avondale Partners LLC and as Senior Equity Analyst for Merrill Lynch & Co. Until November 2024, she served on the Board of Directors of TruBridge, Inc. (formerly known as Computer Programs and Systems, Inc.), where she served as Chair of the Audit Committee and the Compensation Committee. She currently serves on the Board of Directors of Newport Healthcare, Straive, and Virtusa, Inc. Ms. Warren is National Association of Corporate Directors (NACD) Directorship CertifiedTM and received a Corporate Directors Certificate from Harvard Business School. Ms. Warren earned a B.S. degree in Economics from Southern Methodist University and an M.B.A. from Harvard University.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Warren and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Ms. Warren has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Warren and any other person pursuant to which she was appointed to serve as Interim Chief Executive Officer.

Interim Office of the CEO

In connection with Ms. Baier’s departure, on April 13, 2025, the Board also established an Interim Office of the Chief Executive Officer (the “Office of the CEO”) and delegated the powers and duties of the Chief Executive Officer of the Company to the Interim CEO and the Office of the CEO. The Board appointed Ms. Warren, Dawn L. Kussow, Executive Vice President and Chief Financial Officer of the Company, and Chad C. White, Executive Vice President, General Counsel and Secretary of the Company, to serve as members of the Office of the CEO (and designated each of Ms. Warren, Ms. Kussow and Mr. White as a principal executive officer of the Company), in each case, effective as of April 13, 2025. Each of Ms. Kussow and Mr. White will remain in their current positions with the Company while carrying out their Office of the CEO responsibilities. The Office of the CEO will dissolve upon the appointment of a new Chief Executive Officer of the Company.

Ms. Kussow joined the Company in March 2007 and has served as the Company’s Executive Vice President and Chief Financial Officer since February 2023. She also served as the Company’s Interim Chief Financial Officer from August 2022 to October 2022. Ms. Kussow previously served as Senior Vice President and Chief Accounting Officer from January 2016 until January 2023, Vice President and Corporate Controller from February 2014 to January 2016, Senior Director of Financial Reporting from June 2009 until January 2014, and Director of Financial Reporting from March 2007 until May 2009. Ms. Kussow is a Certified Public Accountant. Before joining the Company, Ms. Kussow served as Director of Financial Reporting for AON Hewitt from 2005 until 2007 and practiced nine years at Deloitte & Touche, LLP, including an international assignment. She received a B.S. in Accounting from Marquette University. Ms. Kussow also serves as a member of the Finance Committee for the Betty Brinn Children’s Museum.

Mr. White joined the Company in February 2007 and has served as the Company’s Executive Vice President since January 2018, General Counsel since March 2017 and Secretary since March 2013. He previously served as the Company’s Senior Vice President and General Counsel from March 2017 until January 2018, Senior Vice President and Co-General Counsel from July 2014 to March 2017, Vice President and Co-General Counsel from March 2013 to July 2014, and as Associate General Counsel and Assistant Secretary prior to that. Before joining the Company, Mr. White served in legal roles with Dollar General Corporation and Bass, Berry & Sims PLC. Mr. White received his law degree from the Vanderbilt University School of Law where he was elected to the Order of the Coif, and a B.S. in Mass Communication and Political Science from Middle Tennessee State University. He currently serves on the board of directors for Argentum.

Ms. Warren’s biographical information is provided above under the heading “Appointment of Interim Chief Executive Officer.”

There are no family relationships, as defined in Item 401 of Regulation S-K, between Ms. Warren, Ms. Kussow and Mr. White and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. Ms. Warren, Ms. Kussow and Mr. White have not engaged in any transaction with the Company during the last fiscal year, and do not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Warren, Ms. Kussow and Mr. White and any other person pursuant to which they were appointed to serve as members of the Office of the CEO.

Departure of Director

On April 13, 2025, Frank M. Bumstead, a member of the Board, informed the Board that he will not stand for re-election at the Company’s 2025 annual meeting of stockholders (the “2025 Annual Meeting”). Mr. Bumstead’s decision to not stand for re-election to the Board is not due to any disagreement with the Company or the Board.

New Director Appointment

On April 13, 2025, the Board appointed Mark Fioravanti to the Board to fill the vacancy created by Ms. Baier’s resignation. His membership on any committee of the Board has not been determined at this time. Mr. Fioravanti will serve as a member of the Board until the 2025 Annual Meeting and until his successor is duly elected and qualified, or until his earlier resignation or removal. The Board has determined that Mr. Fioravanti qualifies as an independent director under the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission rules.

Mr. Fioravanti is President, CEO and a member of the Board of Directors of Ryman Hospitality Properties, Inc. (RHP). In his role, Mr. Fioravanti is responsible for all facets of the company, including its portfolio of destination convention resorts and its owned and operated entertainment division, Opry Entertainment Group (OEG). A 23-year veteran of Ryman Hospitality Properties, Inc. (formerly Gaylord Entertainment), Mr. Fioravanti was appointed CEO on January 1, 2023, after serving as President and Chief Financial Officer since 2015. Prior to 2015, he served in various senior positions for RHP, including EVP and CFO, SVP and Treasurer, Division President of ResortQuest International, and SVP of Sales and Marketing. Mr. Fioravanti holds an MBA from the University of Tennessee and a BSLA from The Ohio State University. He serves on the board of the Nashville Area Chamber of Commerce, Nashville Convention and Visitors Corp., NAREIT’s Advisory Board of Governors and the Tennessee Business Leadership Council.

Mr. Fioravanti has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Fioravanti and any other person pursuant to which he was appointed to serve as a member of the Board. Mr. Fioravanti will participate in the Company’s standard compensation program for non-employee directors as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2024.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated April 14, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company plans to file proxy materials with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Company's 2025 Annual Meeting. Prior to the 2025 Annual Meeting, the Company will file a definitive proxy statement (the "Proxy Statement") together with a BLUE proxy card. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the BLUE proxy card) when filed by the Company with the SEC at the SEC's website (http://www.sec.gov) or at the Company's website at https://brookdaleinvestors.com or by contacting Chad White, Executive Vice President, General Counsel and Secretary, by phone at (615) 221-2250, by email at CWhite@brookdale.com or by mail at Brookdale Senior Living Inc., 105 Westwood Place, Suite 400, Brentwood, TN 37027.

CERTAIN INFORMATION REGARDING PARTICIPANTS

The Company, its directors and certain of its executive officers and other employees may be deemed to be "participants" (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from stockholders in connection with the 2025 Annual Meeting. Additional information regarding the identity of these participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement and other materials to be filed with the SEC in connection with the 2025 Annual Meeting. Information relating to the foregoing can also be found in the Company's definitive proxy statement for its 2024 annual meeting of stockholders, filed with the SEC on April 29, 2024. To the extent holdings of such participants in the Company's securities have changed since the amounts described in the 2024 proxy statement, such changes have been reflected in the following Statements of Beneficial Ownership on Form 3 and Statements of Change in Beneficial Ownership on Form 4 filed with the SEC with respect to the Company: Form 3, filed by Claudia Drayton on June 27, 2024; Form 3, filed by Elizabeth Mace on June 27, 2024; Form 3, filed by Ray Leisure on August 14, 2024; Form 4, filed by Jordan Asher on May 23, 2024; Form 4, filed by Claudia Drayton on August 7, 2024 and February 14, 2025; Form 4, filed by Elizabeth Mace on August 7, 2024 and February 14, 2025; Form 4, filed by Benjamin Ricci on August 21, 2024, February 14, 2025 and March 3, 2025; Form 4, filed by Jordan Asher on August 30, 2024 and February 14, 2025; Form 4, filed by Ray Leisure on October 29, 2024, February 14, 2025 and March 3, 2025; Form 4, filed by Lee Wielansky on December 6, 2024, February 14, 2025 and March 10, 2025; Form 4, filed by Frank Bumstead on February 14, 2025; Form 4, filed by Vicki Freed on February 14, 2025; Form 4, filed by Denise Wilder Warren on February 14, 2025; Form 4, filed by Lucinda Baier on February 14, 2025 and March 3, 2025; Form 4, filed by Todd Kaestner on February 14, 2025 and March 3, 2025; Form 4, filed by Chad White on February 14, 2025, March 3, 2025 and March 7, 2025; Form 4, filed by George Hicks on February 14, 2025 and March 3, 2025; Form 4, filed by Jaclyn Pritchett on February 14, 2025 and March 3, 2025; Form 4, filed by Dawn Kussow on February 14, 2025 and March 3, 2025. These filings can be found at the SEC's website at www.sec.gov. Additionally, Jessica Hazel, Vice President of Investor Relations, may be deemed a participant in the solicitation. Ms. Hazel is the beneficial owner of 44,439 shares of common stock. More detailed and updated information regarding the identity of participants in the solicitation, and their direct or indirect interests (by security holdings or otherwise), will be set forth in the Proxy Statement and other materials to be filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated April 14, 2025

104 Cover Page interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	April 14, 2025	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary